Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Amendment No. 6 to Schedule 13D with respect to the Common Stock of Swift Transportation Co., Inc and that this Agreement be included as an Exhibit to such joint filing.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of May, 2007.

JERRY MOYES

/s/ Jerry Moyes

VICKIE MOYES

/s/ Vickie Moyes

THE JERRY AND VICKIE MOYES FAMILY TRUST DATED 12/11/87

By:	/s/ Jerry Moyes

Name: Jerry Moyes
Title: Co-Trustee

By:	/s/ Vickie Moyes

Name: Vickie Moyes
Title: Co-Trustee

TODD MOYES TRUST DATED APRIL 27, 2007

/s/ Michael Moyes

Name: Michael Moyes
Title: Trustee

HOLLIE MOYES TRUST DATED APRIL 27, 2007

/s/ Michael Moyes

Name: Michael Moyes
Title: Trustee

CHRIS MOYES TRUST DATED APRIL 27, 2007
/s/ Michael Moyes

Name: Michael Moyes
Title: Trustee

LYNDEE MOYES NESTER TRUST DATED APRIL 27, 2007
/s/ Michael Moyes

Name: Michael Moyes
Title: Trustee

MARTI LYN MOYES TRUST DATED APRIL 27, 2007
/s/ Michael Moyes

Name: Michael Moyes
Title: Trustee

MICHAEL J. MOYES TRUST DATED APRIL 27, 2007
/s/ Lyndee Moyes Nester

Name: Lyndee Moyes Nester
Title: Trustee

MICHAEL MOYES
/s/ Michael Moyes

LYNDEE MOYES NESTER
/s/ Lyndee Moyes Nester